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[LOGO]                                                             PRESS RELEASE

                 [LETTERHEAD OF CRESTLINE CAPITAL APPEARS HERE]

      CRESTLINE ANNOUNCES THE SALE OF ITS SENIOR LIVING COMMUNITY PORTFOLIO
                                FOR $600 MILLION

     BETHESDA, MD, August 9, 2001 - Crestline Capital Corporation (NYSE:CLJ) announces that it has entered into an agreement to sell its portfolio of 31 senior living communities to Senior Housing Properties Trust (NYSE: SNH), a real estate investment trust (REIT) based in Newton, Massachusetts. Total consideration for the transaction is $600 million, including approximately $235 million of existing debt. The transaction is expected to close in the first quarter of 2002 and is subject to a successful vote by at least two thirds of the Company's shareholders, arranging additional debt financing of $150 million to $175 million and customary closing conditions.

     Bruce D. Wardinski, Chairman of the Board, President and Chief Executive Officer stated, "We are excited to announce the sale of our senior living portfolio to Senior Housing Properties Trust. This transaction is a win for both companies and is consistent with our strategy over the past two years of monetizing our senior living assets. We are now 100% focused on the hotel lodging business. This is an excellent transaction for Crestline and our shareholders which will unlock a substantial amount of capital."

     If requested by SNH, the Company will provide $25 million of seller financing to SNH. The note will have a 10% interest rate and a maturity of no more than two years from the date of closing.

     James L. Francis, Executive Vice President and Chief Financial Officer commented, "The sale price represents an 8.4x multiple on the latest twelve months EBITDA. The transaction has been structured in a tax efficient manner with the sale of the stock of the Company's wholly owned subsidiary that owns the portfolio. Our tax basis in this subsidiary significantly exceeds our basis in the assets, thereby substantially

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reducing the taxes due on the sale." Mr. Francis continued, "After all transaction costs, taxes and the $25

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million in seller financing, the Company will receive approximately $320 million in net cash proceeds at closing. With the proceeds from this sale, the anticipated proceeds from the previously announced sale of our ten Residence
Inns and the proceeds from the sale of our full-service hotel leases to Host Marriott, we will have a significant cash position of approximately $475 million. As we previously announced, we are exploring all strategic options available for efficiently redeploying our capital and maximizing shareholder value."

     Deutsche Bank acted as exclusive advisor to the Company for this transaction.

About the companies

     Crestline Capital Corporation is the parent company of Crestline Hotels & Resorts, among the nation's leading independent hotel management companies, and is the owner of one of the nation's premier senior living community and hotel portfolios. Additional information about Crestline Capital Corporation is available at the company's web site: www.crestlinecapital.com.
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     Crestline Hotels & Resorts manages and leases 36 hotels, resorts and conference and convention centers with over 7,000 rooms in thirteen states and the District of Columbia. Crestline Hotels & Resorts manages properties independently and under such well regarded brands as Marriott, Hyatt, Hilton, Sheraton, Renaissance and Crowne Plaza. Additional information about the hotel management company is available at the company's web site: www.crestlinehotels.com.
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Note: Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the Company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include: (i) national and local economic and business conditions or governmental regulations that will affect demand, prices, wages or other costs for hotels and senior living communities; (ii) the level of rates and occupancy that can be achieved by such properties; (iii) the Company's ability to compete effectively in areas such as access, location, quality of properties and rate structures; (iv) the ability to maintain the properties in a first-class manner (including meeting capital expenditure requirements); (v) the availability and terms of financing; (vi) governmental actions and initiatives including the REIT Modernization Act; and
(vii) changes to the public pay systems for medical care and the need for compliance with environmental licensure and safety requirements. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, it can give no assurance that its expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

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